UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2017

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 38th Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Units

On March 10, 2017, Bioptix, Inc. (the "Company") sold $2,250,000 of units of its securities (the "Units"), pursuant to separate purchase agreements (the "Purchase Agreements") with accredited investors (the "Investors"), at a purchase price of $2.50 per Unit.  Each Unit consists of one share (the "Shares") of the Company's common stock, no par value per share (the "Common Stock"), and a three year warrant (the "Warrants") to purchase one share of Common Stock, at an exercise price of $3.50 per share (such sale and issuance, the "Private Placement").

The Warrants are exercisable, at any time on or after the sixth month anniversary of the closing date of the Private Placement, at a price of $3.50 per share, subject to adjustment, and expire three years from the date of issuance. The holders may, subject to certain limitations, exercise the Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant.

The offering was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act").  The Company entered into separate registration rights agreements (the "Registration Rights Agreement") with each of the Investors, pursuant to which the Company will undertake to file a registration statement to register the Common Stock issued as part of the Units and the Common Stock issuable upon exercise of the Warrants, within forty-five days following the closing, to cause such registration statement to be declared effective by the Securities and Exchange Commission within one hundred and twenty days of the filing date and to maintain the effectiveness of the registration statement until all of such shares of Common Stock registered have been sold or are otherwise able to be sold pursuant to Rule 144.  In the event the Company fails to file, or obtain effectiveness of, such registration statement with the given period of time, the Company will be obligated to pay liquidated damages to the Investors for every thirty-days during which such filing is not made and/or effectiveness obtained, such fee being subject to certain exceptions.

The proceeds of the Private Placement were deposited into an escrow account with Signature Bank, as escrow agent (the "Escrow Agent") pursuant to an escrow agreement (the "Escrow Agreement"), entered into by and between the Company, the Lead Investor (as defined in the Purchase Agreement) and the Escrow Agent. Certificates representing 55.5556% of the Warrants and 55.5556% of the Shares sold in the Private Placement were deposited and recorded with Corporate Stock Transfer, Inc., as securities escrow agent (the "Securities Escrow Agent") to be held in escrow pursuant to an escrow agreement (the "Securities Escrow Agreement"), entered into by and between the Company, the Lead Investor and the Securities Escrow Agent. The certificates representing 55.5556% of the Shares and of the Warrants may not be transferred, pledged or hypothecated and the retained Warrants will not be exercisable except as provided in the Escrow Agreement and the Securities Escrow Agreement. The Securities Escrow Agent will retain in escrow and not release to the Company 55.5556% of each Investor's subscription amount pending the occurrence or non-occurrence of a Qualified Transaction (as defined in the Purchase Agreement) in all respects which shall be governed by the terms of the Escrow Agreement and Securities Escrow Agreement. One Million Dollars ($1,000,000) of gross proceeds of the Private Placement was released to the Company upon closing and the corresponding Units were issued to the Investors upon closing.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, the Securities Escrow Agreement and the Warrants are not complete and are qualified in their entireties by reference to the full text of the Form of Purchase Agreement, the Form of Registration Rights Agreement, the Form of Escrow Agreement, the Form of Securities Escrow Agreement and the Form of Warrant, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 4.1, respectively, to this Report and are incorporated by reference herein.

Private Placement of Notes

On March 15, 2017, the Company entered into separate securities purchase agreements (the "Note Purchase Agreements") pursuant to which it agreed to sell up to  $4,750,000 of principal amount of promissory notes (the "Notes") and three year warrants (the "Purchase Warrants") to accredited investors (the "Note Investors").  The Notes shall be issued to each Note Investor in such Note Investor's subscription amount and shall be convertible into shares of Common Stock at an initial conversion price of $2.50 (the "Conversion Price").  Each Purchase Warrant shall be exercisable into shares of Common Stock at an exercise price equal to $3.56 per share (such sale and issuance of the Notes and Purchase Warrants, the "Note Private Placement").

The Notes are convertible at the Conversion Price at any time after the Company has received (i) NASDAQ Approval (as defined in the Note Purchase Agreement) and (ii) Shareholder Approval (as defined in the Notes).  The Company is prohibited from effecting a conversion of any Note to the extent that, as a result of any such exercise, the holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of such Note.

Pursuant to the Note Purchase Agreement, within 45 days of closing, the Company shall file a preliminary proxy statement for a special meeting of its stockholders, in order to submit to its stockholders a proposal to approve an amendment to the Company's Articles of Incorporation authorizing the creation of 15,000,000 shares of "blank check" preferred stock and, thereafter, the Company shall designate  shares of preferred stock as "Series A Preferred Stock" by filing a Certificate of Designations, Preferences and Rights of 0% Series A Convertible Preferred Stock with the Secretary of State (such date of filing, the "Filing Date"). On the Filing Date, the Notes shall automatically, and without any further action on the part of the Note Investors, be exchanged for shares of Series A Convertible Preferred Stock (the "Preferred Shares") based on a ratio of $1.00 of Stated Value of Preferred Share for each $1.00 of then outstanding principal amount plus any accrued but unpaid interest thereon, pursuant to Section 3(a)(9) of the Securities Act.

The Purchase Warrants are exercisable,  at a price of $3.56 per share, subject to adjustment, and expire three years from the date of issuance. The holders may, subject to certain limitations, exercise the Purchase Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any Purchase Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Purchase Warrant.

The conversion of the Notes and exercise of the Purchase Warrants are subject to the approval of the Company’s stockholders pursuant to rules of The NASDAQ Stock Market LLC.

The offering was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.  Upon closing, the Company will enter into separate registration rights agreements with each of the Note Investors, pursuant to which the Company will undertake to file a registration statement to register the shares of Common Stock issuable upon (i) conversion of the Notes; (ii) exercise of the  Purchase Warrants and (iii) conversion of the Preferred Shares issued pursuant to the Note Purchase Agreement, within forty-five days following the date of closing, to cause such registration statement to be declared effective by the Securities and Exchange Commission within one hundred and twenty days of the filing date and to maintain the effectiveness of the registration statement until all of such shares of Common Stock registered have been sold or are otherwise able to be sold pursuant to Rule 144.  In the event the Company fails to file, or obtain effectiveness of, such registration statement with the given period of time, the Company will be obligated to pay liquidated damages to the Investors for every thirty-days during which such filing is not made and/or effectiveness obtained, such fee being subject to certain exceptions.

The proceeds of the Note Private Placement will be deposited into an escrow account and the Notes, Purchase Warrants and Preferred Shares (when exchanged for the Notes) will be deposited and recorded with a securities escrow agent to be held in escrow pending the occurrence or non-occurrence of a Qualified Transaction (as defined in the Note Purchase Agreement).

The foregoing description of the Note Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Form of Note Purchase Agreement, a copy of which is filed as Exhibit 10.5 to this Report and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Private Placement of Units

On March 10, 2017, the Company completed the closing of the Private Placement and issued the Units, consisting of a total of 900,000 Shares and Warrants to purchase 900,000 shares of Common Stock, in consideration for aggregate gross proceeds of $2,250,000. $1,250,000 million, or 55.5556%, of proceeds along with the corresponding Shares and Warrants, are being held in escrow, as further described herein. The details of this transaction are described in Item 1.01, which is incorporated by reference, in its entirety, into this Item 3.02.

The Units, the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant
10.1	Form of Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Escrow Agreement
10.4	Form of Securities Escrow Agreement
10.5	Form of Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
March 16, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer